News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G THIRD QUARTER CORE EPS $0.92, CONSTANT-CURRENCY CORE EPS UP 10%; ORGANIC SALES (WHICH EXCLUDES 8% FOREIGN EXCHANGE IMPACT) UP 1% COMPANY CONTINUES TO ACCELERATE & EXCEED PRODUCTIVITY SAVINGS GOALS
CINCINNATI, April 23, 2015 - The Procter & Gamble Company (NYSE:PG) reported third quarter fiscal year 2015 core earnings per share of $0.92. On a currency-neutral basis, core earnings per share increased ten percent for the quarter. Diluted net earnings, which include all restructuring charges and impacts from discontinued operations, were $0.75 per share. Net sales were $18.1 billion, a decrease of eight percent versus the prior year period, including a negative eight percentage point impact from foreign exchange and a negative one percentage point impact from minor brand divestitures. Organic sales grew one percent.

“Our third quarter earnings results were largely in-line with what we had expected,” said Chairman, President, and Chief Executive Officer A.G. Lafley. “We delivered double-digit constant currency core EPS growth with significant currency-neutral gross and operating margin expansion from over 400 basis points of productivity savings from programs that continue to gain momentum. This quarter the productivity progress was offset by foreign exchange. As we have done before, we’ll offset foreign exchange over time through a combination of pricing, mix enhancement and cost reduction. We are focused on the significant opportunities in our control, including brand initiatives and product innovation, business and brand portfolio simplification, overhead savings and major supply chain productivity initiatives, to improve results in 2015 and beyond.”

January - March Quarter Discussion
All-in net sales decreased eight percent versus the prior year to $18.1 billion in the January - March quarter, including a negative eight percentage point impact from foreign exchange and a negative one percentage point impact from minor brand divestitures. Organic sales grew one percent. Organic sales were at or above year ago levels in four of five reporting segments. Volume declined two percent. Pricing increased sales by two percent with higher pricing in four of five business segments. Favorable product mix across most segments increased sales by one percent.

January - March Net Sales Drivers	Volume	Foreign Exchange	Price	Mix	Other*	Net Sales	Organic Volume	Organic Sales
Beauty, Hair and Personal Care	-5%	-8%	2%	-1%	1%	-11%	-4%	-3%
Grooming	1%	-12%	5%	3%	0%	-3%	1%	9%
Health Care	-2%	-7%	2%	5%	1%	-1%	-1%	6%
Fabric Care and Home Care	-2%	-8%	0%	1%	0%	-9%	-1%	0%
Baby, Feminine and Family Care	-2%	-8%	2%	2%	0%	-6%	-2%	2%
Total P&G	-2%	-8%	2%	1%	-1%	-8%	-2%	1%
*Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales

•
Beauty, Hair, and Personal Care segment organic sales decreased three percent as a positive impact from pricing was more than offset by lower volume. Innovation-driven organic sales growth in the Deodorants, Cosmetics and Salon Hair Care categories were more than offset by sales declines mainly from the Prestige Fragrance and mass Skin Care categories. Hair Care organic sales were down in developed markets due mainly to increased competitive promotional activity in the U.S. and customer inventory reductions in China.

•
Grooming segment organic sales increased nine percent due to higher pricing across all regions on Blades & Razors, favorable volume and product mix from premium innovation on both the Gillette and Braun businesses.

•
Health Care segment organic sales increased six percent behind favorable geographic mix and pricing in Oral Care and higher pricing in Personal Health Care. Higher volume in Personal Health Care driven by a stronger cough and cold season was offset by lower volume in Oral Care developing markets following price increases.

•
Fabric Care and Home Care segment organic sales are unchanged versus year ago as the favorable impact of geographic and product mix, along with increased volume in P&G Professional from distribution gains, was offset by lower volume in Fabric Care. Fabric Care organic sales growth in developing markets was more than offset by declines in North America due mainly to a base period which included the ship in of several new product innovations. North American Fabric Care consumption was up two points on the quarter, where both Tide and Gain gained market share. Home Care organic sales were up for the quarter behind pricing-driven growth in developing markets.

•
Baby, Feminine and Family Care segment organic sales increased two percent behind pricing and mix in Baby Care and Feminine Care, including the benefits from the Always Discreet entry into the adult incontinence category and continued strong growth of Pampers Swaddlers in North America.

Core earnings per share, which exclude non-core restructuring charges and results from discontinued operations, were $0.92, a decrease of eight percent versus the prior year, including a negative 18 percentage point, or negative $0.18 per share, impact from foreign exchange. Core earnings per share were up ten percent on a currency-neutral basis. Reported earnings per share from continuing operations were $0.85, which include $0.07 per share of non-core restructuring charges. Diluted net earnings per share were $0.75, which include non-core restructuring charges and $0.10 per share of impacts from discontinued operations.

Reported gross margin decreased 30 basis points, including 50 basis points of non-core restructuring charges. Core gross margin improved 20 basis points, including 70 basis points of foreign exchange impacts. On a currency-neutral basis, core gross margin increased 90 basis points, driven by 250 basis points of productivity cost savings and a 90 basis point benefit from pricing, which more than offset headwinds from 150 basis points of mix, 50 basis points from innovation and capacity investments and modestly higher commodity costs.

Selling, general and administrative expense (SG&A) decreased 80 basis points on a reported basis versus the prior year, including a 150 basis point benefit from non-core Venezuelan balance sheet re-measurement charges taken in the base period, which was partially offset by a 30 basis point increase in non-core restructuring charges. Core SG&A as a percentage of sales increased 50 basis points, including 130 basis points of foreign exchange impacts. On a currency-neutral basis, core SG&A decreased 80 basis points versus the prior year driven by 160 basis points of productivity savings from overhead and marketing costs, which were partially offset by 80 basis points of organization capability investments and other operating items.

Reported operating profit margin increased 50 basis points. Core operating profit margin declined 30 basis points, including 200 basis points of foreign exchange impacts. On a currency-neutral basis, core operating profit margin increased 170 basis points, including 410 basis points of productivity cost savings.

Operating cash flow was $3.6 billion for the third quarter. Last week, P&G announced a dividend increase for the 59th consecutive year. The Company has been paying a dividend for 125 consecutive years since its incorporation in 1890. Fiscal year-to-date, P&G has returned approximately $9.7 billion to shareholders via $5.4 billion in dividends and $4.3 billion in stock repurchases. Fiscal year-to-date, adjusted free cash flow productivity is 101%.

Discontinued Operations
As a result of the previously announced divestiture of its Duracell battery business to Berkshire Hathaway, expected to close by the end of calendar year 2015, and in accordance with the applicable accounting guidance, the results of the batteries business are presented as discontinued operations. During the third quarter, the Company took a non-cash charge of approximately $300 million after-tax, or $0.10 per share, included in discontinued operations, to adjust the carrying values of the batteries business to reflect a decline in the value of the P&G shares it expects to receive from the share-based transaction with Berkshire Hathaway. The final value of the transaction, and the related carrying value of the batteries business, will be based on P&G’s share price at the closing date.

Fiscal Year 2015 Guidance
P&G said it now expects organic sales growth of low single digits for the fiscal year. Net sales growth is expected to be down five to six percent versus the prior fiscal year, including a negative six to seven percent headwind from foreign exchange and a one percent impact from minor brand divestitures.

P&G maintained its outlook for currency-neutral core earnings per share growth in the double-digits. The Company also maintained guidance for Core EPS to be in-line to down low single digits versus prior year Core EPS of $4.09, consistent with analysts’ current consensus estimate. All-in GAAP diluted net earnings per share are now expected to be down approximately 21 percent to 22 percent versus the prior year. This includes approximately $0.83 per share of non-core costs, primarily from $0.20 per share of non-core restructuring charges and $0.57 of net impacts from discontinued operations.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information

	GAAP			CORE (NON-GAAP)*
	Three Months Ended March 31			Three Months Ended March 31
	2015	2014	% Chg	2015	2014	% Chg
NET SALES	$18,142	$19,641	(8)%	$18,142	$19,641	(8)%
COST OF PRODUCTS SOLD	9,327	10,040	(7)%	9,165	9,950	(8)%
GROSS PROFIT	8,815	9,601	(8)%	8,977	9,691	(7)%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	5,680	6,295	(10)%	5,585	5,952	(6)%
OPERATING INCOME	3,135	3,306	(5)%	3,392	3,739	(9)%
DILUTED NET EPS FROM CONTINUING OPERATIONS**	$0.85	$0.87	(2)%	$0.92	$1.00	(8)%
TAX RATE	19.6%	20.3%		19.6%	19.1%

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	48.6%	48.9%	(30)	49.5%	49.3%	20
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	31.3%	32.1%	(80)	30.8%	30.3%	50
OPERATING MARGIN	17.3%	16.8%	50	18.7%	19.0%	(30)

CASH FLOW (NINE MONTHS ENDED MARCH 31), SOURCE/(USE)
	2015	2014
OPERATING CASH FLOW	$10,620	$9,452
FREE CASH FLOW	8,158	6,845
DIVIDENDS	(5,416)	(5,097)
SHARE REPURCHASE	(4,254)	(5,505)

*Core excludes incremental restructuring charges, certain legal reserves, and the devaluation impact from Venezuela.
**Diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

Forward-Looking Statements
Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “expect,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial, operational and manufacturing risks, including, among others, (a) an increasingly volatile economic environment, with potentially significant disruptions and reduced market growth rates, (b) foreign currency fluctuations, (c) significant credit or liquidity issues, (d) debt, currency exposure and repatriation issues in countries with currency exchange, import authorization or pricing controls (such as Venezuela, Argentina, China, India and Egypt), (e) maintaining key manufacturing and supply sources (including sole supplier and sole manufacturing plant arrangements), and (f) managing disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (2) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs, and achieve cost savings described in our announced productivity plan; (3) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (4) the ability to compete with our local and global competitors by successfully responding to competitive factors, including prices, promotional incentives and trade terms for products; (5) the ability to manage and maintain key customer relationships; (6) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, efficacy or similar matters that may arise; (7) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, contractors and external business partners; (8) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (9) the ability to successfully manage regulatory, tax and legal requirements and matters (including, without limitation, product liability, intellectual property, price controls, import restrictions, accounting standards and environmental and tax policy) and to resolve pending matters within current estimates; (10) the ability to successfully manage our portfolio optimization strategy, as well as ongoing acquisition, divestiture and joint venture activities, to achieve the Company’s overall business strategy, without impacting the delivery of base business objectives; and (11) the ability to successfully achieve productivity improvements and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves nearly five billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, Wella® and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Corso, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended March 31			Nine Months Ended March 31
	2015	2014	% Chg	2015	2014	% Chg
NET SALES	$18,142	$19,641	(8)%	$58,489	$60,914	(4)%
COST OF PRODUCTS SOLD	9,327	10,040	(7)%	29,619	30,722	(4)%
GROSS PROFIT	8,815	9,601	(8)%	28,870	30,192	(4)%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	5,680	6,295	(10)%	18,010	18,614	(3)%
OPERATING INCOME	3,135	3,306	(5)%	10,860	11,578	(6)%
INTEREST EXPENSE	149	180	(17)%	479	531	(10)%
INTEREST INCOME	38	29	31%	103	73	41%
OTHER NON-OPERATING INCOME, NET	53	20	165%	93	68	37%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,077	3,175	(3)%	10,577	11,188	(5)%
INCOME TAXES ON CONTINUING OPERATIONS	602	644	(7)%	2,287	2,426	(6)%
NET EARNINGS FROM CONTINUING OPERATIONS	2,475	2,531	(2)%	8,290	8,762	(5)%
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	(287)	105	N/A	(1,684)	403	N/A
NET EARNINGS	2,188	2,636	(17)%	6,606	9,165	(28)%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	35	27	30%	91	101	(10)%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$2,153	$2,609	(17)%	$6,515	$9,064	(28)%

EFFECTIVE TAX RATE	19.6%	20.3%		21.6%	21.7%

NET EARNINGS PER COMMON SHARE*:
EARNINGS FROM CONTINUING OPERATIONS	$0.88	$0.90	(2)%	$2.96	$3.12	(5)%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$(0.11)	$0.04	N/A	$(0.63)	$0.14	N/A
BASIC NET EARNINGS PER COMMON SHARE	$0.77	$0.94	(18)%	$2.33	$3.26	(29)%
DILUTED NET EARNINGS PER COMMON SHARE*:
EARNINGS FROM CONTINUING OPERATIONS	$0.85	$0.87	(2)%	$2.84	$2.99	(5)%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$(0.10)	$0.03	N/A	$(0.58)	$0.13	N/A
DILUTED NET EARNINGS PER COMMON SHARE	$0.75	$0.90	(17)%	$2.26	$3.12	(28)%
DIVIDENDS PER COMMON SHARE	$0.644	$0.602		$1.931	$1.805
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,882.5	2,894.1		2,885.3	2,908.9

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	48.6%	48.9%	(30)	49.4%	49.6%	(20)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	31.3%	32.1%	(80)	30.8%	30.6%	20
OPERATING MARGIN	17.3%	16.8%	50	18.6%	19.0%	(40)
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	17.0%	16.2%	80	18.1%	18.4%	(30)
NET EARNINGS FROM CONTINUING OPERATIONS	13.6%	12.9%	70	14.2%	14.4%	(20)
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	11.9%	13.3%	(140)	11.1%	14.9%	(380)
*Diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Three Months Ended March 31, 2015
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty, Hair and Personal Care	$4,172	(11)%	$694	(13)%	$516	(17)%
Grooming	1,801	(3)%	603	(2)%	456	(2)%
Health Care	1,909	(1)%	462	16%	303	12%
Fabric Care and Home Care	5,248	(9)%	937	(3)%	594	(4)%
Baby, Feminine and Family Care	4,890	(6)%	1,011	(5)%	691	(5)%
Corporate	122	N/A	(630)	N/A	(85)	N/A
Total Company	$18,142	(8)%	$3,077	(3)%	$2,475	(2)%

	Three Months Ended March 31, 2015
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other	Net Sales Growth
Beauty, Hair and Personal Care	(5)%	(4)%	(8)%	2%	(1)%	1%	(11)%
Grooming	1%	1%	(12)%	5%	3%	—%	(3)%
Health Care	(2)%	(1)%	(7)%	2%	5%	1%	(1)%
Fabric Care and Home Care	(2)%	(1)%	(8)%	—%	1%	—%	(9)%
Baby, Feminine and Family Care	(2)%	(2)%	(8)%	2%	2%	—%	(6)%
Total Company	(2)%	(2)%	(8)%	2%	1%	(1)%	(8)%
Sales percentage changes are approximations based on quantitative formulas that are consistently applied.
*Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Nine Months Ended March 31, 2015
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty, Hair and Personal Care	$13,991	(6)%	$2,709	(6)%	$2,089	(7)%
Grooming	5,749	(3)%	1,937	—%	1,466	—%
Health Care	6,008	—%	1,435	10%	994	9%
Fabric Care and Home Care	16,956	(5)%	3,101	(6)%	2,019	(6)%
Baby, Feminine and Family Care	15,429	(2)%	3,330	3%	2,276	3%
Corporate	356	N/A	(1,935)	N/A	(554)	N/A
Total Company	$58,489	(4)%	$10,577	(5)%	$8,290	(5)%

	Nine Months Ended March 31, 2015
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other	Net Sales Growth
Beauty, Hair and Personal Care	(3)%	(2)%	(4)%	1%	—%	—%	(6)%
Grooming	(1)%	(1)%	(6)%	4%	—%	—%	(3)%
Health Care	—%	—%	(4)%	1%	3%	—%	—%
Fabric Care and Home Care	1%	1%	(6)%	—%	—%	—%	(5)%
Baby, Feminine and Family Care	—%	—%	(5)%	2%	1%	—%	(2)%
Total Company	(1)%	—%	(5)%	1%	1%	—%	(4)%
Sales percentage changes are approximations based on quantitative formulas that are consistently applied.
*Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statement of Cash Flows
	Nine Months Ended March 31
	2015	2014
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$8,558	$5,947
OPERATING ACTIVITIES
NET EARNINGS	6,606	9,165
DEPRECIATION AND AMORTIZATION	2,326	2,317
SHARE BASED COMPENSATION EXPENSE	231	247
DEFERRED INCOME TAXES	(135)	(90)
GAIN ON SALE OF BUSINESSES	(319)	(17)
GOODWILL AND INDEFINITE-LIVED INTANGIBLE ASSET IMPAIRMENT CHARGES	2,021	—
CHANGES IN:
ACCOUNTS RECEIVABLE	308	150
INVENTORIES	(190)	(355)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	146	(1,160)
OTHER OPERATING ASSETS & LIABILITIES	(823)	(1,005)
OTHER	449	200
TOTAL OPERATING ACTIVITIES	10,620	9,452
INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(2,462)	(2,607)
PROCEEDS FROM ASSET SALES	3,715	67
ACQUISITIONS, NET OF CASH ACQUIRED	(119)	3
PURCHASES OF AVAILABLE-FOR-SALE INVESTMENT SECURITIES	(2,897)	—
PROCEEDS FROM SALES OF AVAILABLE-FOR-SALE INVESTMENT SECURITIES	256	—
CHANGE IN OTHER INVESTMENTS	(203)	(161)
TOTAL INVESTING ACTIVITIES	(1,710)	(2,698)
FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(5,416)	(5,097)
CHANGE IN SHORT-TERM DEBT	(141)	2,259
ADDITIONS TO LONG-TERM DEBT	1,188	4,268
REDUCTION OF LONG-TERM DEBT	(2,684)	(1,992)
TREASURY STOCK PURCHASES	(4,254)	(5,505)
IMPACT OF STOCK OPTIONS AND OTHER	2,664	1,544
TOTAL FINANCING ACTIVITIES	(8,643)	(4,523)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(451)	4
CHANGE IN CASH AND CASH EQUIVALENTS	(184)	2,235
CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,374	$8,182

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheet
	March 31, 2015	June 30, 2014
CASH AND CASH EQUIVALENTS	$8,374	$8,558
AVAILABLE-FOR-SALE INVESTMENTS SECURITIES	4,786	2,128
ACCOUNTS RECEIVABLE, NET	4,990	6,386
INVENTORIES	5,893	6,759
ASSETS HELD FOR SALE	3,632	2,849
OTHER	3,887	4,937
TOTAL CURRENT ASSETS	31,562	31,617
PROPERTY, PLANT AND EQUIPMENT, NET	20,043	22,304
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	73,764	84,547
OTHER NON-CURRENT ASSETS	5,568	5,798
TOTAL ASSETS	$130,937	$144,266
ACCOUNTS PAYABLE	$7,285	$8,461
ACCRUED EXPENSES AND OTHER LIABILITIES	8,406	8,999
LIABILITIES HELD FOR SALE	1,115	660
DEBT DUE WITHIN ONE YEAR	15,075	15,606
TOTAL CURRENT LIABILITIES	31,881	33,726
LONG-TERM DEBT	17,364	19,811
OTHER	18,312	20,753
TOTAL LIABILITIES	67,557	74,290
TOTAL SHAREHOLDERS' EQUITY	63,380	69,976
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$130,937	$144,266

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales is as follows:

Three Months Ended March 31	Net Sales Growth	Foreign Exchange Impact	Acquisition/Divestiture Impact*	Organic Sales Growth
Beauty, Hair and Personal Care	(11)%	8%	0%	(3)%
Grooming	(3)%	12%	0%	9%
Health Care	(1)%	7%	0%	6%
Fabric Care and Home Care	(9)%	8%	1%	0%
Baby, Feminine and Family Care	(6)%	8%	0%	2%
Total P&G	(8)%	8%	1%	1%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2015 (Estimate)	(5) to (6)%	6 to 7%	1%	Low single digit

*Acquisition/Divestiture Impact includes volume and mix impacts of acquired and divested businesses, as well as rounding impacts necessary to reconcile net sales to organic sales.

Core EPS and Currency-neutral Core EPS:  Core EPS is a measure of the Company's diluted net earnings per share from continuing operations excluding charges in both years for incremental restructuring due to increased focus on productivity and cost savings and balance sheet impacts from the devaluation of the foreign currency exchange rate in Venezuela in the prior year.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange.  We believe the currency-neutral Core EPS measure provides a more comparable view of year-on-year earnings per share growth. The table below provides a reconciliation of diluted net earnings per share to Core EPS and Core EPS to Currency-neutral Core EPS:

	Three Months Ended March 31
	2015	2014
Diluted Net Earnings Per Share from Continuing Operations	$0.85	$0.87
Incremental Restructuring	0.07	0.04
Venezuela Devaluation	—	0.10
Rounding	—	(0.01)
Core EPS	$0.92	$1.00
Percentage change vs. prior period	(8)%
Currency Impact to Earnings	$0.18
Currency-neutral Core EPS	$1.10
Percentage change vs. prior period	10%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

Total P&G	Diluted EPS Growth	Impact of Incremental Non-Core Items	Core EPS Growth	Foreign Exchange Impact	Currency-Neutral Core EPS Growth
FY 2015 (Estimate)	(21) to (22)%	Approximately 20%	In-line to down low single digits	Approximately 13%	Double digit growth

Core Operating Profit Margin:  This is a measure of the Company's operating margin adjusted for charges in both years for incremental restructuring due to increased focus on productivity and cost savings and balance sheet impacts from the devaluation of the foreign currency exchange rate in Venezuela in the prior year:

	Three Months Ended March 31
	2015	2014
Operating Profit Margin	17.3%	16.8%
Incremental Restructuring	1.4%	0.7%
Venezuela Devaluation	—%	1.5%
Core Operating Profit Margin	18.7%	19.0%
Basis point change	-30

Core Gross Margin:  This is a measure of the Company's gross margin adjusted for the charges in both years for incremental restructuring due to increased focus on productivity and cost savings:

	Three Months Ended March 31
	2015	2014
Gross Margin	48.6%	48.9%
Incremental Restructuring	0.9%	0.5%
Rounding	—	(0.1)%
Core Gross Margin	49.5%	49.3%
Basis point change	20

Core Selling, General and Administrative Expense (SG&A) as a percentage of sales:  This is a measure of the Company's SG&A as a percentage of sales adjusted for charges in both years for incremental restructuring due to increased focus on productivity and cost savings and balance sheet impacts from the devaluation of the foreign currency exchange rate in Venezuela in the prior year:

	Three Months Ended March 31
	2015	2014
SG&A as a % of NOS	31.3%	32.1%
Incremental Restructuring	(0.5)%	(0.2)%
Venezuela Devaluation	—%	(1.5)%
Rounding	—%	(0.1)%
Core SG&A as a % of NOS	30.8%	30.3%
Basis point change	50

Core Tax Rate: This is a measure of the Company's tax rate adjusted for the current and prior year tax impacts related to the impacts of incremental restructuring and balance sheet impacts from the devaluation of the foreign currency exchange rate in Venezuela in the prior year:

	Three Months Ended March 31
	2015	2014
Effective Tax Rate	19.6%	20.3%
Incremental Restructuring	—%	0.1%
Venezuela Devaluation	—%	(1.3)%
Core Tax Rate	19.6%	19.1%
Basis point change	50

Adjusted free cash flow:  Adjusted free cash flow is defined as operating cash flow less capital spending excluding tax payments for the Pet divestiture.  We view adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment. The reconciliation of adjusted free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow	Cash Tax Payment - Pet Sale	Adjusted Free Cash Flow
Nine Months Ended March 31, 2015	$10,620	$(2,462)	$8,158	$546	$8,704

Adjusted free cash flow productivity:  Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding impairment charges.  The Company's long-term target is to generate annual free cash flow at or above 90 percent of net earnings.  Adjusted free cash flow productivity is also a measure used to evaluate senior management and is a factor in determining their at-risk compensation.  The reconciliation of adjusted free cash flow productivity is provided below:

	Adjusted Free Cash Flow	Net Earnings	Impairment Charges	Net Earnings Excl. Impairment Charges	Adjusted Free Cash Flow Productivity
Nine Months Ended March 31, 2015	$8,704	$6,606	$1,981	$8,587	101%